UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 20, 2019

John Bean Technologies Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34036	91-1650317
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

70 West Madison Street, Suite 4400
Chicago, IL 60602
(Address of principal executive offices, including Zip Code)
(312) 861-5900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Forms 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	JBT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 20, 2019, John Bean Technologies Corporation (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Thomas W. Giacomini, the Company’s Chairman, President and Chief Executive Officer. The Employment Agreement recognizes and further incentivizes Mr. Giacomini’s continued valuable contributions to the Company’s success, and also obtains Mr. Giacomini’s agreement to confidentiality, non-competition, non-solicitation and invention assignments covenants protecting the Company. Pursuant to the Employment Agreement, Mr. Giacomini will serve as the Company’s President and Chief Executive Officer for an initial five-year term of employment, followed by automatic renewals for 12-month terms unless either party gives written notice of non-renewal at least 180 days prior to the end of the applicable term. Also pursuant to the Employment Agreement, Mr. Giacomini will continue to serve as Chairman of the Company’s Board of Directors (the “Board”). However, if the Board reasonably determines that the roles of Chairman of the Board and Chief Executive Officer should not be held by the same individual, Mr. Giacomini may be removed as Chairman of the Board, provided that he remains in the position of President and Chief Executive Officer and continues to serve as a member of the Board.

The compensation that will be provided to Mr. Giacomini under the Employment Agreement includes: (1) an annual base salary of $930,000, subject to annual review for potential increase, (2) participation in the Company’s annual management incentive compensation plan with a target of at least 120% of base salary, which may be increased from time to time by the Company’s Compensation Committee, (3) eligibility for grants or awards under the Company’s long-term incentive compensation program, (4) participation in the Company’s savings and retirement plans (other than the Company’s frozen pension plans), (5) participation in the Company’s welfare benefit plans and fringe benefit programs, including a financial counseling allowance, (6) vacation of no less than four weeks per year and (7) reimbursement of legal fees incurred in connection with the review of the Employment Agreement.

Prior to the effective date of the Employment Agreement, Mr. Giacomini was a participant in the Company’s Executive Severance Pay Plan and party to an Executive Severance Agreement entered into as of September 9, 2013. Upon execution of the Employment Agreement, Mr. Giacomini’s participation in the Executive Severance Pay Plan and Executive Severance Agreement was replaced by the severance benefits provided in the Employment Agreement.

Under the Employment Agreement, upon the termination of Mr. Giacomini’s employment by the Company for reasons other than a Disqualifying Event (as defined in the Employment Agreement) prior to a Change in Control (as defined in the Employment Agreement) or if Mr. Giacomini terminates his employment for Good Reason (as defined in the Employment Agreement), he will receive, in addition to accrued but unpaid salary and bonus, (1) a severance payment equal to two times the sum of his base salary and annual target bonus, (2) a prorated payment of his annual target bonus for the calendar year in which such termination occurs, (3) subsidized COBRA welfare benefit continuation for a period of 18 months, and (4) a lump sum payment of $20,000 less any amounts that the Company has previously reimbursed to Mr. Giacomini for financial planning or tax preparation assistance expenses incurred in the calendar year in which such termination occurs. All such payments are conditioned on a general release of claims executed by Mr. Giacomini becoming effective.

Upon termination of Mr. Giacomini’s employment by the Company without Cause (as defined in the Employment Agreement) or by Mr. Giacomini for Good Reason within 24 months after a Change in Control, Mr. Giacomini will be entitled to the following severance benefits in place of the severance benefits described in the preceding paragraph: (1) an amount equal to three times the highest rate of Mr. Giacomini’s annual base salary at any time prior to the termination date, (2) an amount equal to three times his highest annualized target total cash bonus for any plan year up to an including the plan year in which such termination occurs; (3) an amount equal to the prorated portion of the target total cash bonus for the plan year in which such termination occurs; and (4) continuation of the Company’s welfare benefits for 18 months after the date of termination. Mr. Giacomini will also receive credit for three additional years of service solely for purposes of calculating vesting under the Company’s nonqualified retirement plans. If Mr. Giacomini incurs expenses as a result of the Company’s refusing to provide the foregoing Change in Control severance benefits or contesting the validity, enforceability or interpretation of the Employment Agreement, or as a result of any conflict between the parties pertaining to the Employment Agreement, the Company will pay such expenses.

If Mr. Giacomini’s employment is terminated due to his Retirement (as defined in the Employment Agreement) after September 9, 2023 (the tenth anniversary of his service as the Company’s Chief Executive Officer), the long-term incentive plan awards he holds as of the date of such retirement will remain eligible to become earned, vested and paid as if his employment had not terminated.

If Mr. Giacomini’s employment is terminated due to his Disability (as defined in the Employment Agreement) or death, his severance benefits will be determined in accordance with the Company’s disability, retirement, survivor’s benefits, insurance, and other applicable plans and programs then in effect.

In connection with his entry into the Employment Agreement, Mr. Giacomini entered into a Confidential Information, Non-Competition, Non-Solicitation and Inventions Agreement with the Company (the “Restrictive Covenants Agreement”). The Restrictive Covenants Agreement includes covenants concerning non-disclosure of confidential information, non-competition, non-solicitation and invention assignment that will apply during Mr. Giacomini’s employment and for 24 months thereafter.

The preceding description of the Employment Agreement is not complete and is qualified in its entirety by the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated as of September 20, 2019, between John Bean Technologies Corporation and Thomas Giacomini.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

John Bean Technologies Corporation

Date: September 25, 2019	By:	/s/ Brian A. Deck
	Name	Brian A. Deck
	Title	Executive Vice President and Chief Financial Officer, and duly authorized officer